                                                                   EXHIBIT 10.36



"[*] = OMITTED, CONFIDENTIAL MATERIAL, WHICH MATERIAL HAS BE SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                  SECOND AMENDMENT TO COMMERCIAL LOAN AGREEMENT

        This Second Amendment dated as of March 31, 2002 ("Amendment"), amends that certain Commercial Loan Agreement dated December 1, 1997, as amended ("Agreement"), between Northland Cable Properties Seven Limited Partnership ("NCP-Seven") and Bank of America, N.A., as agent for itself and for each financial institution which is properly defined as a "Bank" in the Definitions Addendum attached thereto.

        Whereas, NCP-Seven has requested Bank to permit a restructuring of the Loan that will allow NCP-Seven to conduct an orderly liquidation of its assets;

        Whereas, NCP-Seven has requested Bank to amend the terms of the Agreement to permit this restructuring; and

        Whereas, NCP-Seven has requested Bank to make the further agreements contained in this Amendment.

        Whereas, Bank has agreed to the foregoing on the terms and conditions set forth herein.

        Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Bank to extend such credit, NCP-Seven and Bank each hereby agree as follows:

        1. LOANS. Section 2.1 of the Agreement is hereby stricken and replaced with the following:

               Section 2.1 Loans. The parties acknowledge that as of March 31, 2002 (hereafter the "Commitment Termination Date"), Bank has advanced $40,700,000 (hereinafter, the "Commitment") to NCP-Seven under this Agreement, in two tranches, known as "Tranche A" and "Tranche C." Effective as of the Commitment Termination Date the parties mutually agree that (a) the Commitment Period shall be terminated; (b) Tranche A and Tranche C shall be combined and the aggregate amount of the Loans outstanding shall be repaid in accordance with Section 3.1; (c) no further Advances under the Commitment shall be made; and (d) the Commitment may not be repaid and reborrowed. NCP-Seven shall execute and deliver a promissory note in the form attached as Exhibit E - 2 to evidence all amounts advanced. All other promissory notes evidencing indebtedness under the Agreement shall be cancelled and returned to NCP-Seven.

Exhibit E - 2 attached hereto, is hereby added to the Agreement.

        2. PAYMENTS. Section 3.1 of the Agreement is hereby stricken and replaced with the following:

               Section 3.1 Repayment of Principal. On the last Business Day of each March, June, September and December, beginning on the Commitment Termination Date, NCP-Seven shall pay to Bank as installments of principal under the Note, the payment amount which is set forth in the table appearing below.

Quarters                                         Quarterly Payment Amount
-------------------------------------            ------------------------
March 31, 2002                                   $250,000
June 30, 2002, through December 31, 2002         $300,000
March 31, 2003, through June 30, 2003            $500,000
September 30, 2003 through December 31, 2003     $600,000
March 31, 2004                                   Entire Outstanding Balance

        In all events, all remaining principal and accrued interest due under the Note shall be due and payable in full on March 31, 2004.

        3. CONFORMING CHANGES TO SECTIONS 3.2 AND 3.3. The reference to "March 31, 2006" in Section 3.2 of the Agreement is hereby stricken and replaced by "March 31, 2004." The reference to "June 30, 2006" in Section 3.3 of the Agreement is hereby stricken and replaced by "March 31, 2004."

        4. PREPAYMENT. The initial paragraph of Section 3.5 of the Agreement is hereby stricken and replaced with the following:

               Section 3.5 Prepayment. No prepayment, including any Qualifying Asset Sale Reduction, shall be made until NCP-Seven (a) delivers to Bank prior written notice of its intent to prepay, which notice shall be given at least 10 Business Days before the date of prepayment and contain the amount to be prepaid, and (b) pays any premium required below. Notwithstanding the foregoing, NCP-Seven need not give the notice required by (a) above with respect to any prepayment required by Section
        3.2 (but the premium required by (b) above and Section 3.5(b) shall be paid). Any prepayment of less than the full amount outstanding (which partial prepayments may be made upon compliance with (a) and (b)) shall be applied in the inverse order of maturity and shall first be applied to Cost and Fees and any prepayment fees then due, then to accrued interest, then to the outstanding principal balance of the Loan.

The remainder of Section 3.5 of the Agreement commencing with Section 3.5(a) shall remain unchanged.

        5. FEES. Section 4.2 of the Agreement is hereby stricken and replaced with the following:

               Section 4.2 Quarterly Loan Fee. NCP-Seven agrees to pay Bank a quarterly loan fee equal to the amount set forth below on the last day of each calendar quarter:

Due Date                                         Fee Amount
-----------------                                ----------
June 30, 2002                                    [*]
September 30, 2002                               [*]
December 31, 2002                                [*]
March 31, 2003                                   [*]
June 30, 2003                                    [*]
September 30, 2003                               [*]
December 31, 2003                                [*]
March 31, 2004                                   [*]

        provided that in the event of a Qualifying Asset Sale Reduction the quarterly loan fee payable each calendar quarter thereafter shall be reduced by the percentage the Qualified Asset Sale Reduction bears to the outstanding principal balance of the Loans immediately prior to the Qualified Asset Sale Reduction.

        6. OTHER FINANCIAL INFORMATION. The initial paragraph of Section 7.3 of the Agreement is hereby stricken and replaced with the following:

               Section 7.3 Financial Statements and Reports. NCP Seven shall deliver to Bank a monthly report (current as of month-end) within 30 days of each month end, containing: the number of subscribers in the NCP System (detailed per cable system in a manner reasonably requested by Bank); a breakdown of the subscriptions into subscriptions for basic services regulated under 47 U.S.C. Section 543 and other services offered in connection therewith ("Basic Package") and those for greater revenue producing services ("Premium Services"); the number

[*] = Confidential Treatment Requested.

        (reasonably approximated in accordance with industry standards) of homes or apartments passed by the system; and, on an quarterly basis (attached as exhibits to the statements delivered under (a) and (b) below), a description of all material differences between the internal projected budget for the year in question and the actual expenditures for such year.

The remainder of Section 7.3 of the Agreement shall remain unchanged.

        7. CHANGE TO FINANCIAL COVENANTS. Sections 7.7 (a), (b), (c), (d) and
(e) of the Agreement are hereby stricken and replaced with the following:

               (a) Funded Debt/EBITDA. The ratio of the Funded Debt of NCP-Seven to its EBITDA shall not exceed the ratio indicated below:

Measured as of                                   Funded Debt to EBITDA Ratio
---------------------------                      ---------------------------
2002 first fiscal quarter                        6.45 to 1
2002 second fiscal quarter                       6.10 to 1
2002 third fiscal quarter                        6.00 to 1
2002 fourth fiscal quarter                       5.90 to 1
2003 first fiscal quarter                        5.90 to 1
2003 second fiscal quarter                       5.45 to 1
2003 third fiscal quarter                        5.30 to 1
2003 fourth fiscal quarter                       5.20 to 1

               (b) Minimum Subscribers. NCP-Seven shall maintain at least the following minimum number of subscribers:

Measured as of                                   Minimum Subscribers
---------------------------                      -------------------
2002 first fiscal quarter                        33,908
2002 second fiscal quarter                       33,399
2002 third fiscal quarter                        33,065
2002 fourth fiscal quarter and each fiscal       32,900
quarter thereafter

               (c) Interest Coverage Ratio. The ratio of (i) the Cash Flow of NCP-Seven to (ii) the interest expense on Total Debt of NCP-Seven shall be at least 2.25, calculated as of the end of each fiscal quarter.

               (d) Management Fee. In the event a Qualified Asset Sale Reduction has not occurred or is not under contract on or before September 30, 2002, NCP-Seven shall defer payment of management fees to Northland commencing October 1, 2002, and, until such time as a Qualified Asset Sale Reduction has occurred, payment of such fees shall be subordinated to the Obligations pursuant to the terms of the Subordination Agreement.

               (e) Investments and Capital Expenditures. Not make any (i) loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person; (ii) investment outside the ordinary course of business except investments in certificates of deposit maturing within one year from the date of acquisition from any one or more of the top 100 commercial banks in the United States, in prime commercial paper with maturities of less than one year, or in obligations issued or guaranteed by any Governmental Body of the United States; and (iii) any expenditures for fixed assets or other Capital Expenditures shall not exceed $2,600,000 for fiscal year 2002, $2,500,000 for fiscal year 2003 and $200,000 for the first fiscal quarter of 2004. The foregoing amounts may not be carried forward into another year without the Consent of Bank.

        8. AMENDMENT TO DEFINITIONS. The terms "Adjusted LIBOR Rate," "Base Rate Margin," "Commitment Period," "Determination Date," "Interest Payment Date," "Note," and "Participant" defined in the Definitions Addendum of the Agreement are hereby stricken and replaced with the following:

               "Adjusted LIBOR Rate" shall mean for any day that per annum rate equal to the sum of (a) the LIBOR Margin, (b) the Assessment Rate, and
        (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment. The "LIBOR Margin" shall be 4.00% per annum from March 1, 2002, through and including December 31, 2002, 5.00% per annum thereafter through and including December 31, 2003, and 6.00% per annum thereafter; provided that the "LIBOR Margin" shall be 4.00% per annum after a Qualifying Asset Sale Reduction.

               "Borrowing Notice" means the notice form attached and incorporated herein as Exhibit A-1 appropriately completed and executed by any officer of Northland who is the President, Treasurer, or any financial vice president, each of whom is severally authorized to select such rates.

               "Commitment Period" means the period commencing on Closing and ending March 31, 2002.

               "Determination Date" means the Closing Date and the last Business Day of each September, December, March and June thereafter through and including March 31, 2004.

               "Interest Payment Date" means (a) for a Base Rate Loan, the last Business Day of each September, December, March and June; and (b) for a LIBOR Rate Loan, the last Business Day of the Interest Period; and (c) for all Loans, the maturity date of each Loan, including maturity by acceleration.

               "Interest Period" means the period commencing on the date of any Advance and ending on the date set forth below, subject to acceleration after an Event of Default. For any LIBOR Rate Loan, the end of the Interest Period shall be the last day of the one, two or three month period designated by NCP-Seven in a Borrowing Notice (so long as such period ends on or before March 31, 2004). For any Base Rate Loan, the end of the Interest Period shall be March 31, 2004, unless NCP-Seven shall cause the period to expire earlier by submitting a Borrowing Notice requesting an Adjusted LIBOR Rate for said loan (and thereby converting the Base Rate Loan to a LIBOR Rate Loan). Notwithstanding the foregoing, in the event that the last day of any Interest Period would fall on a day other than an International Banking Day, the Interest Period shall be extended to the next succeeding International Banking Day (unless said day would be in the next calendar month in which case the date for payment shall be the immediately preceding International Banking Day) if such is not later than March 31, 2004.

               "Note" means the promissory note in substantially the form attached as Exhibit E-2 evidencing the Loans, all as amended, extended and renewed from time to time.

               "Participant" means one or more entities to whom Bank transfers an interest in this Agreement or any Related Document. References to Bank shall be deemed to include all Participants. The interest of each Participant (and Bank of America) shall be an undivided interest in all rights under this Agreement and each Related Document equal to the percentage of the outstanding principal balance of the Obligations funded by that Participant (hereafter the "Pro Rata Share"). Each Participant's (including Bank of America) obligation under the Loan shall be limited to its interest in the Loan. Each Participant shall become a Participant upon execution by both such Participant and Bank of America, and delivery to Bank of America, of an Assignment and Assumption Certificate in the form of Exhibit Q - 2 attached.

Exhibit A-1 and Exhibit Q - 2 attached hereto, are hereby added to the Agreement.

        9. DEFINITIONS OF "EBITDA," "FUNDED DEBT," AND "QUALIFYING ASSET SALE REDUCTION." The terms "EBITDA, "Funded Debt" and "Qualifying Asset Sale Reduction" are hereby added to the Definitions Addendum of the Agreement as follows:

               "EBITDA" means, for any Person, for any period, net income (or net loss), plus the sum of (i) interest expense (including the interest component of rentals paid or accrued under capital leases), (ii) provision for taxes based on income (iii) depreciation and amortization,
        (iv) management fees accrued but not paid and (v) plus or minus other non-cash charges or credits, in each case determined on a consolidated basis in accordance with GAAP for such period.

               "Funded Debt" means, for any Person, an amount equal to (a) all indebtedness for borrowed money, and (b) all obligations with respect to capital leases.

               "Qualifying Asset Sale Reduction" means a prepayment of the Loans in an amount of at least $15,000,000 resulting from a sale of any portion of NCP-Seven's assets made with the Consent of Bank.

        10. WAIVER OF FINANCIAL COMPLIANCE. Bank hereby waives, pursuant to
Section 9.2 of the Agreement, NCP-Seven's compliance with Sections 7.7(a), (d) and (e) of the Agreement for the fiscal quarter ending December 31, 2001. The foregoing waiver shall not constitute a waiver of any other term or condition of the Agreement and Bank reserves the right, at its option, to declare a Default under the Agreement for any subsequent failure to comply with Sections 7.7(a)
(d) and (e) of the Agreement. Further, the foregoing waiver shall not preclude the exercise of any other right, power, or privilege under the Agreement.

        11. CONSENT TO DISPOSITIONS. Bank hereby consents to Dispositions of the assets of NCP-Seven provided that: (a) Bank is notified in advance of the proposed Disposition; (b) all net proceeds of or payment for the Disposition are remitted to Bank as a condition to the Disposition; and (c) Bank reasonably believes the Disposition does not impair the value of Bank's Collateral or NCP-Seven's financial condition or ability timely to pay and perform all of the remaining Obligations.

        12. AMENDMENT FEE. In consideration of Bank extending the financial accommodations described in this Amendment, NCP-Seven agrees to pay Bank an amendment fee in the amount of [*], as of the date of this Amendment.

        13. CONDITIONS PRECEDENT. This Amendment shall not be effective unless and until the following conditions have been fulfilled to Bank's satisfaction:
(a) Bank shall have received this Amendment, duly executed and delivered by the parties hereto; (b) Bank shall have received an Amendment to the Subordination Agreement, in form acceptable to Bank and executed by NCP-Seven, which provides that no management fees may be paid by NCP-Seven commencing October 1, 2002, if a Qualifying Asset Sale Reduction has not occurred or is not under contract on or before September 30, 2002 until such time as a Qualified Asset Sale Reduction has been effected; (c) Bank shall have received from each Participant an executed Assignment and Assumption Agreement in form and substance satisfactory to Bank; (d) Bank shall have received the Amendment Fee described in paragraph 12, hereof; (e) except as waived under Section 10 above, there shall not exist any Default or Event of Default under the Agreement or any Related Document; (f) NCP-Seven shall have paid all of Bank's Costs and Expenses (including attorneys' fees) incurred in connection with this Amendment; and (g) all representations and warranties of NCP-Seven contained in the Agreement or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment.

[*] = Confidential Treatment Requested.

        14. REPRESENTATIONS AND WARRANTIES. NCP-Seven hereby represents and warrants to Bank that as of the date of this Amendment, except as waived under
Section 10 above, there exists no Default or Event of Default. All representations and warranties of NCP-Seven contained in the Agreement and the Related Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. NCP-Seven acknowledges and agrees that all of the obligations are payable without offset, defense, or counterclaim.

        15. SECURITY. All Related Documents evidencing Bank's security interest in the Collateral on behalf of Bank shall remain in full force and effect, and shall continue to secure, without change in priority, the payment and performance of the Loans, as amended herein, and any other Obligations owing from NCP-Seven to Bank pursuant to the terms of the Agreement and the Related Documents.

        16. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

        17. OTHER TERMS. Terms not otherwise defined herein shall have the meanings defined in the Agreement. Except as specifically amended or waived by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and each are hereby ratified and confirmed. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


NCP-SEVEN:                                           BANK:

NORTHLAND CABLE PROPERTIES                           BANK OF AMERICA, N.A.
SEVEN LIMITED PARTNERSHIP

By:  Northland Communications Corporation,
     Managing General Partner

By /s/ Gary S. Jones                                 /s/ Janet Sleeper
   -------------------------------------------       ------------------------------------
Its President                                        Janet Sleeper, Senior Vice President
    ------------------------------------------
    on behalf of Northland Communications
    Corporation, as Managing General Partner
    and as agent for FN Equities
    Joint Venture, Administrative
    General Partner

    Consent of Northland

        The undersigned acknowledges receipt of a copy of the Second Amendment to that certain Commercial Loan Agreement dated December 1, 1997, between Northland Cable Properties Seven Limited Partnership and Bank of America, N.A., attached hereto, and consents to its contents.

        DATED as of this 31st day of March, 2002.



                                        NORTHLAND COMMUNICATIONS CORPORATION, a
                                        Washington corporation



                                        By  /s/ Gary S. Jones
                                            --------------------------------
                                        Its   President